Exhibit 99.1

Willdan Reports First Quarter 2012 Financial Results

ANAHEIM, Calif., May 10, 2012 (BUSINESS WIRE) — Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), today announced financial results for its first quarter ended March 30, 2012.

For the first quarter of 2012, Willdan reported total contract revenue of $25.5 million and a net loss of $1.4 million, or $0.19 per share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “Our core engineering services business was slower than anticipated in the first quarter. Our results were also impacted by project delays in our energy efficiency business. In spite of a slow start to 2012 and based on our current outlook, we do expect to be profitable for the remainder of the year.”

First Quarter 2012 Results

For the first quarter of fiscal 2012, revenue was $25.5 million, up $2.7 million, or 12.0%, from revenue of $22.7 million for the comparable period last year. On a sequential basis, revenue was down $4.5 million, or 15.1%, from the fourth quarter of 2011. Loss from operations was $2.3 million for the first quarter of fiscal 2012, as compared to loss from operations of $0.3 million for the comparable period last year. On a sequential basis, loss from operations was $2.3 million as compared to income from operations of $0.3 million for the fourth quarter of 2011.

Net loss was $1.4 million for the first quarter of fiscal 2012, as compared to a net loss of $0.3 million for the comparable period last year and a net loss of $0.8 million for the fourth quarter of 2011.

Basic and diluted loss per share for the first quarter of fiscal 2012 was $0.19 as compared to $0.04 for the comparable period last year.

Willdan used $0.8 million in cash flow from operations in the first quarter of fiscal 2012.

	Three Months Ended
In thousands (except per share data)	March 30, 2012	April 1, 2011
Revenue	$25,468	$22,742

Loss from operations	(2,317)	(280)
Interest income	1	2
Interest expense	(22)	(18)
Other, net	—	5
Income tax (benefit) expense	(927)	—
Net loss	$(1,411)	$(291)

Basic and diluted loss per share	$(0.19)	$(0.04)

Weighted average shares outstanding:

Basic	7,291	7,251
Diluted	7,291	7,251

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net loss plus net interest expense, income tax (benefit) expense, depreciation and amortization and other non-recurring income and expense items occurring in such period. Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures. This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income. Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes. Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period to period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $2.1 million to $(2.1) million for the three months ended March 30, 2012 from $10,000 for the comparable period last year.

The following is a reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended
In thousands	March 30, 2012	April 1, 2011
Net loss	$(1,411)	$(291)
Interest income	(1)	(2)
Interest expense	22	18
Income tax (benefit) expense	(927)	—
Gain on sale of assets	—	(2)
Depreciation and amortization	191	274
Lease abandonment expense, net	4	13
Adjusted EBITDA	$(2,122)	$10

Liquidity and Capital Resources

Willdan had $5.0 million in cash and cash equivalents at March 30, 2012, compared with $3.0 million at December 30, 2011. Willdan has a $5.0 million bank revolving line of credit with Wells Fargo Bank, National Association (“Wells Fargo”), with $3.0 million in outstanding borrowings at the quarter’s end.

“Willdan is currently in breach of the net income covenant in its revolving line of credit because it sustained net losses for two consecutive quarters. Willdan’s ratio of funded debt to EBITDA is also approaching the maximum permitted under the line of credit, restricting its ability to borrow additional funds available under the line of credit. Although Willdan is seeking a waiver from Wells Fargo for the current breach of the net income covenant, Wells Fargo is not obligated to provide any waiver and can choose to increase the interest rate of the outstanding indebtedness, accelerate the loans outstanding under the line of credit and/or terminate its commitments under the line of credit.”

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on May 10, 2012 at 5:00 p.m. Eastern/2:00 p.m. Pacific, to discuss Willdan’s financial results.

Interested parties may participate in the conference call by dialing 888-549-7750 (480-629-9643 for international callers). When prompted, ask for the “Willdan Group, Inc., First Quarter 2012 Conference Call.” The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through May 24, 2012, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4536445. The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded in 1964, Willdan is a provider of professional technical and consulting services to public agencies at all levels of government, public and private utilities and commercial and private firms. Willdan provides a broad range of services to clients, including engineering and planning, energy efficiency and sustainability, economic and financial consulting, and national preparedess and interoperability. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 30, 2011 filed on March 29, 2012 and the Quarterly Report on Form 10-Q for the quarter ended March 30, 2012. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 30, 2012	December 30, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,008,000	$3,001,000
Accounts receivable, net of allowance for doubtful accounts of $479,000 and $421,000 at March 30, 2012 and December 30, 2011, respectively	14,550,000	16,782,000
Costs and estimated earnings in excess of billings on uncompleted contracts	23,964,000	20,672,000
Other receivables	77,000	175,000
Prepaid expenses and other current assets	1,695,000	1,724,000
Total current assets	45,294,000	42,354,000

Equipment and leasehold improvements, net	1,119,000	1,217,000
Goodwill	15,208,000	15,208,000
Other intangible assets, net	39,000	49,000
Other assets	450,000	383,000
Deferred income taxes, net of current portion	5,100,000	5,100,000
Total assets	$67,210,000	$64,311,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$2,167,000	$1,777,000
Borrowings under line of credit	3,000,000	256,000
Accounts payable	10,496,000	8,182,000
Accrued liabilities	8,821,000	10,192,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,187,000	752,000
Current portion of notes payable	360,000	600,000
Current portion of capital lease obligations	148,000	163,000
Current portion of deferred income taxes	7,349,000	7,349,000
Total current liabilities	33,528,000	29,271,000

Notes payable, less current portion	60,000	77,000
Capital lease obligations, less current portion	113,000	136,000
Deferred lease obligations	498,000	534,000
Total liabilities	34,199,000	30,018,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,297,000 and 7,274,000 shares issued and outstanding at March 30, 2012 and December 30, 2011, respectively	73,000	73,000
Additional paid-in capital	34,194,000	34,065,000
Accumulated (deficit) earnings	(1,256,000)	155,000
Total stockholders’ equity	33,011,000	34,293,000
Total liabilities and stockholders’ equity	$67,210,000	$64,311,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 30,	April 1,
	2012	2011

Contract revenue	$25,468,000	$22,742,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	5,957,000	6,371,000
Subconsultant services	10,930,000	7,226,000
Other direct costs, net	307,000	(34,000)
Total direct costs of contract revenue	17,194,000	13,563,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	6,428,000	5,561,000
Facilities and facilities related	1,195,000	1,078,000
Stock-based compensation	54,000	54,000
Depreciation and amortization	174,000	257,000
Other	2,740,000	2,509,000
Total general and administrative expenses	10,591,000	9,459,000
Loss from operations	(2,317,000)	(280,000)

Other (expense) income, net:
Interest income	1,000	2,000
Interest expense	(22,000)	(18,000)
Other, net	—	5,000
Total other expense, net	(21,000)	(11,000)
Loss before income taxes	(2,338,000)	(291,000)

Income tax (benefit) expense	(927,000)	—
Net loss	$(1,411,000)	$(291,000)

Loss per share:
Basic and diluted	$(0.19)	$(0.04)

Weighted-average shares outstanding:
Basic	7,291,000	7,251,000
Diluted	7,291,000	7,251,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 30, 2012	April 1, 2011
Cash flows from operating activities:
Net loss	$(1,411,000)	$(291,000)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	191,000	274,000
Lease abandonment expense, net	4,000	13,000
Gain (loss) on sale of equipment	—	(2,000)
Provision for doubtful accounts	58,000	10,000
Stock-based compensation	54,000	54,000
Changes in operating assets and liabilities:
Accounts receivable	2,174,000	729,000
Costs and estimated earnings in excess of billings on uncompleted contracts	(3,292,000)	(630,000)
Other receivables	98,000	66,000
Prepaid expenses and other current assets	29,000	176,000
Other assets	(67,000)	10,000
Accounts payable	2,314,000	(750,000)
Accrued liabilities	(1,371,000)	239,000
Billings in excess of costs and estimated earnings on uncompleted contracts	435,000	805,000
Deferred lease obligations	(40,000)	(33,000)
Net cash (used in) provided by operating activities	(824,000)	670,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(73,000)	(201,000)
Proceeds from sale of equipment	—	1,000
Net cash used in investing activities	(73,000)	(200,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	390,000	(117,000)
Payments on notes payable	(257,000)	(35,000)
Proceeds from notes payable	—	23,000
Borrowings under line of credit	5,469,000	7,237,000
Repayments on line of credit	(2,725,000)	(7,029,000)
Principal payments on capital lease obligations	(48,000)	(48,000)
Proceeds from stock option exercise	10,000	—
Proceeds from sales of common stock under employee stock purchase plan	65,000	42,000
Net cash provided by financing activities	2,904,000	73,000
Net increase in cash and cash equivalents	2,007,000	543,000
Cash and cash equivalents at beginning of the period	3,001,000	6,642,000
Cash and cash equivalents at end of the period	$5,008,000	$7,185,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$21,000	$23,000
Income taxes	17,000	—

Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital lease obligations	$10,000	$103,000

SOURCE:  Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6300

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon

Tel: 310-478-2700 x11

mconlon@finprofiles.com